UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

            February 3, 2011
Date of report (Date of earliest event reported)

      Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33251 (Commission file number)	65-0231984 (IRS Employer Identification No.)

1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:            (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	Other Events.

On February 3, 2011, Universal Property & Casualty Insurance Company, a wholly-owned subsidiary of Universal Insurance Holdings, Inc., received approval of a rate increase for its homeowners’ insurance program within the State of Florida.  The rate increase, which will result in an average premium increase of approximately 14.9 percent statewide, was approved by the Florida Office of Insurance Regulation.  The effective dates for the rate increase are February 7, 2011 for new business and March 28, 2011 for renewal business.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 7, 2011	UNIVERSAL INSURANCE HOLDINGS, INC. /s/ George R. De Heer George R. De Heer Chief Financial Officer